Exhibit 10.6

Weyerhaeuser Real Estate Company
Management Long-Term Incentive Plan
Amended and Restated Effective January 1, 2009
January 1, 2009
This is the Weyerhaeuser Real Estate Company Management Long-Term Incentive Plan (the “Plan” or “LTIP”).
I. PURPOSE AND PLAN OBJECTIVE
The purpose of the Weyerhaeuser Real Estate Company (WRECO) Management Long-Term Incentive Plan is to provide total pay opportunity competitive within the homebuilding industry, and to motivate key employees to achieve top performance in alignment with WRECO goals and objectives. Participants in the Plan are eligible to receive incentive Awards based on the long-term performance of WRECO and their Organization measured against defined strategic goals.
The Plan is designed to accomplish the following objectives:
•	Motivate Participants to achieve key business objectives at the WRECO and Organization levels.

•	Attract, retain and motivate Participants by providing opportunities to earn competitive total pay for top quartile, competitive performance results in the homebuilding industry.

•	Reinforce the value of teamwork across WRECO.

•	Motivate Participants to support an allocation of capital that generates the best overall outcome for Weyerhaeuser Company.
II. EFFECTIVE DATE
This Plan, which was originally approved by the Compensation Committee of the Weyerhaeuser Company Board of Directors, was effective January 1, 2004.
(a)	The Plan is hereby amended and restated, effective January 1, 2009.
III. DEFINITIONS
(a)	“Award” means the cash amount granted to a Participant for a Plan Period as determined under the terms of the Plan.

(b)	“Company” means Weyerhaeuser Company and includes, where indicated by the context, its majority-owned subsidiaries.

(c)	“Cost of Capital” means the minimum Return on Investment necessary to satisfy stakeholders.

(d)	“Disability” means a medical condition in which a Participant is entitled to total and permanent disability benefits under the Social Security Act and when a Participant incurs a termination of employment due to his or her medical condition.

(e)	“Employee” means any person who is actively employed on a salaried basis by or on behalf of WRECO or one of its Organizational Units.

Weyerhaeuser Real Estate Company
Management Long-Term Incentive Plan
January 1, 2009

(f)	“Funding Schedule” means a schedule or chart which indicates the Share Value associated with WRECO’s and the Organizational Unit’s Pre-Tax Economic Profit for a three year Plan Period.

(g)	“Invested Capital” means total assets, less non-interest bearing liabilities and capitalized interest.

(h)	“Organization” or “Organizational Unit” means a business that is a part of WRECO or a wholly owned subsidiary of WRECO (e.g., Winchester Homes).

(i)	“Participant” means any Employee who is eligible under the terms of Section IV and is employed by WRECO or an Organizational Unit owned by WRECO, its wholly owned subsidiaries at the end of the Plan Period. Where appropriate in the context, “Participant” also means any former Participant.

(j)	“Plan Period” means the three consecutive WRECO fiscal years for which cumulative earnings are measured to determine the plan funding.

(k)	“Pre-Tax Earnings” means WRECO or Organizational Unit earnings before deducting federal and state income taxes.

(l)	“Pre-Tax Economic Profit” or “PTEP” means annual WRECO or Organizational Unit earnings before interest and taxes, net of Weyerhaeuser Company and/or WRECO memo charges, and less a charge equal to the Cost of Capital multiplied by the most recent five-quarter average of Invested Capital.

(m)	“Retires or Retirement” means terminates employment from WRECO constituting early or normal retirement, as provided in the Weyerhaeuser Company Retirement Plan for Salaried Employees, as amended from time to time.

(n)	“Return on Investment” or “ROI” means the amount determined by dividing WRECO’s annual earnings before interest and taxes net of Weyerhaeuser Company and/or WRECO memo charges, divided by the most recent five-quarter average of Invested Capital.

(o)	“ROI Ranking” for purposes of this Plan means the ranking of WRECO’s Three-Year ROI among its peer group of public homebuilding companies. The peer group is determined by the WRECO President.

(p)	“Shares” means a number of units awarded to a Participant for purposes of calculating the Long-Term Incentive Plan Award. Shares are not traded or exchangeable, and do not represent shares of Weyerhaeuser Company, WRECO stock or an interest in any Organizational Unit.

(q)	“Share Value” means the value of Shares awarded to a Participant for purposes of calculating the Long-Term Incentive Plan Award.

(r)	“Three-Year ROI” means the amount determined by dividing the sum of earnings before interest and taxes net of Weyerhaeuser Company and/or WRECO memo charges for the three-year Plan Period, divided by average of Invested Capital for the thirteen quarters in the Plan Period. The Three-Year ROI for WRECO and each competitor will be determined by the WRECO Finance and Planning Department based on internal and public financial information.

(s)	“WRECO” means Weyerhaeuser Real Estate Company and includes, where indicated by the context, its Organizational Units.
IV. ELIGIBILITY
(a) General Eligibility Criteria
Employees who are Participants in the Plan are limited to those who are selected by the WRECO President based on salary grade and/or significance of the position within or related to WRECO or the Organization.
Participants may also participate in other long-term incentive plans offered by the Company excluding the Weyerhaeuser Company Performance Share Contribution Plan.

Weyerhaeuser Real Estate Company
Management Long-Term Incentive Plan
January 1, 2009

(b) New Participants
Participants may be eligible for a grant of Shares for the three year Plan Period typically beginning with February grants in the year following the year of hire with WRECO or an Organizational Unit.
At the sole discretion of the WRECO President, Participants may be granted Shares for Plan Periods which already have commenced when the Participant is added to the Plan.
(c) Eligibility of Plan Participation
Generally, to be eligible to become a Participant, Employees must be actively employed by WRECO or an Organizational Unit and selected by the WRECO President when Shares are granted for a Plan Period to be eligible to receive Shares. Participants who terminate employment for any reason or who are on leave of absence or transfer to a position that is not eligible to participate in the Plan before Shares are granted for a Plan Period, shall not be eligible for a grant of Shares for such Plan Period. Shares previously granted, if any, will be retained or forfeited, for Participants who leave the Plan during a Plan Period, as described below.
(i)	Retirement, Death, Disability and Job Elimination`. Participants who terminate employment due to Retirement, death, Disability, or job elimination will retain existing Shares previously granted and will be eligible for payment of Awards (if any) at the end of the three year Plan Period.

(ii)	Leave of Absence or Transfer. Participants who take a leave of absence, or transfer to another position within Weyerhaeuser Company or any of it’s wholly owned subsidiaries that is not eligible to participate in the Plan, may retain existing Shares previously granted at the sole discretion of the WRECO President. Any Shares retained will be eligible for payment at the end of the three year Plan Period.

(iii)	Voluntary Termination. Participants who voluntarily terminate employment and who are not eligible for Retirement will forfeit any Shares previously granted for Plan Periods that have not ended. Such Shares previously granted will be of no value for purposes of calculating Awards.

(iv)	Involuntary Termination. Any Shares previously granted for Plan Periods that have not ended will be forfeited in the event of termination for cause or performance reasons, and will be of no value for purposes of calculating Awards.

PLAN PARTICIPATION
TERMINATION REASON	Retain Shares	Discretionary	Forfeit Shares
Retirement	✓
Death	✓
Disability	✓
Job Elimination	✓
Leave of Absence		✓
Transfer (to Ineligible Position)		✓
Voluntary Termination			✓
Involuntary Termination for Cause or Performance			✓

Weyerhaeuser Real Estate Company
Management Long-Term Incentive Plan
January 1, 2009

V. AWARD DETERMINATION
Each Participant’s Award is determined as follows:
WRECO PTEP Share Value plus
Organization PTEP Share Value plus
ROI Ranking Share Value
equals
Total Share Value
times
Number of Shares Granted
equals
Total LTIP Award
Shares, if any, will be granted by the WRECO President for each Plan Period, typically by March 1 of the first year of each Plan Period. The number of Shares granted to a Participant for a Plan Period will be based on (a) position/role, (b) the Organization’s contribution to earnings and/or growth in earnings, and (c) contribution to other WRECO strategic objectives.
Share Values are determined by Funding Schedules based on achievement of cumulative WRECO Pre-Tax Economic Profit, Organization Pre-Tax Economic Profit and competitive ROI ranking for each three year Plan Period.
The Funding Schedule for each three year Plan Period is typically distributed to participants by March 15 of the first year of a Plan Period.
Organizational Pre-Tax Economic Profit Share Value will generally be determined based on the Organization where the Participant was employed, at the time LTIP Shares were granted. In situations where a Participant transfers to a different Organization during a Plan Period, the WRECO President has the discretion to change the Organization for which Organizational PTEP Share Value will be determined.
VI. PAYMENT OF AWARDS
All Awards under this Plan will be in cash and will be subject to appropriate tax withholding.
All Awards will be paid by March 15 of the year following completion of each three year Plan Period.
Final funding will be determined by the WRECO President and approved by the Weyerhaeuser Company CEO and the Compensation Committee of the Weyerhaeuser Company Board of Directors.

Weyerhaeuser Real Estate Company
Management Long-Term Incentive Plan
January 1, 2009

Each Participant may appoint a beneficiary or beneficiaries to receive payments after his or her death. The appointment shall be made on a form supplied by WRECO and may be revoked or superseded at any time by filing a new beneficiary designation with WRECO. The most recent valid beneficiary designation on file with WRECO at the time of the Participant’s death will be controlling. If a married Participant designates someone other than his or her spouse as a primary beneficiary, then the designation will have no effect as to the Participant’s interest under the Plan unless the spouse has consented in writing to the designation of such beneficiary and such consent is witnessed by a notarized notary public.
If the Participant does not have a valid beneficiary designation on file with WRECO at the time of his or her death, or if all of the Participant’s designated beneficiaries predecease the Participant, then the Participant’s beneficiary will be the Participant’s estate. For purposes of the Plan, “spouse” means the person who is recognized as the Participant’s lawful spouse under applicable state law.
VII. RIGHT TO AMEND OR TERMINATE
This Plan may be amended or terminated at any time by the Compensation Committee of the Weyerhaeuser Company Board of Directors. The Compensation Committee of the Weyerhaeuser Company Board of Directors has the right to amend the Plan or to delegate the right to amend the Plan at any time.
VIII. CONTINUATION RIGHTS
No Participant shall have any right or interest in the Plan or in its continuance or in his or her continued participation in the Plan. The existence of the Plan does not extend to any Participant a right to continued employment with WRECO, an Organizational Unit or Weyerhaeuser Company.
IX. PLAN ADMINISTRATION
The administration of the Plan is the responsibility of the Director, Human Resources for WRECO. To the extent necessary to carry out such administration, the Senior Vice President, Human Resources for Weyerhaeuser Company has the power and authority to construe and interpret the provisions of the Plan, and to adopt, amend and rescind Plan rules.
X. ADDITIONAL PROVISIONS
Award payments will be treated as compensation for purposes of other benefits maintained by WRECO or the Company only to the extent provided under the terms of the governing documents for such other benefits.
Nothing in the Plan will be construed to limit the right of WRECO or the Company to establish, alter or terminate any other forms of incentives or other compensation or benefits.

Weyerhaeuser Real Estate Company
Management Long-Term Incentive Plan
January 1, 2009

The Plan and payments hereunder are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) to the maximum extent possible. To the extent Code Section 409A is applicable, the Plan is intended to comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan to the contrary, with respect to any payments and benefits under the Plan to which Code Section 409A applies, all references in the Plan to the termination of a Participant’s employment are intended to mean his or her “separation from service,” within the meaning of Code Section 409A. Moreover, notwithstanding any provision in the Plan to the contrary, WRECO or the Company may (but has no obligation to do so), at any time and without the consent of any Participant, modify the terms of the Plan as it determines appropriate to avoid or mitigate the imposition of additional taxes under Code Section 409A. Notwithstanding the foregoing, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A from a Participant or any other individual to the Company or any of its affiliates, employees or agents.
Any Award paid under the Plan is an unfunded obligation of the Company. The Company is not required to segregate any monies from its general funds, to create any trust or to make any special deposits with respect to this obligation. The creation or maintenance of any account with the Company’s general funds with respect to the Plan shall not create or constitute a trust or create any vested interest in any Participant or his or her beneficiary or creditors in any assets of the Company. No right or interest conferred on any Participant pursuant to the Plan shall be assignable or transferable, either by voluntary or involuntary act or by operation of law.
Regardless of the location or residence of any Participant or Employee, the Plan will be governed by the laws of the State of Washington, without giving effect to its conflict of laws principles.